CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 29, 2018 relating to the financial statements and financial statement schedules of GB Sciences, Inc. for the years ended March 31, 2018 and 2017. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Soles, Heyn & Company, LLP

Soles, Heyn & Company, LLP
West Palm Beach, Florida
March 11, 2019